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                            Contact:  John Danielson         Wendy Raway
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           FIRST BANK SYSTEM COMMENTS ON DECISIONS BY FIRST INTERSTATE
                BOARD OF DIRECTORS AND BRINGS WELLS FARGO'S PRESS
                        ANNOUNCEMENT TO ATTENTION OF SEC


MINNEAPOLIS, November 20, 1995 - First Bank System, Inc. (NYSE: FBS) chairman, president and CEO John F. Grundhofer issued the following statement in response to the announcement today by First Interstate (NYSE: FI).

     "The continued support of the people who serve on the board of First Interstate is gratifying and welcome news," said John F. Grundhofer, FBS chairman, president and CEO. "We thank them for sharing our conviction that the union of First Bank System and First Interstate is clearly in the best interests of shareholders, employees and the communities we serve." First Interstate announced earlier today that its board has rejected the revised hostile takeover offer from Wells Fargo and reaffirmed that FBS' previously announced merger with First Interstate is in the best interests of First Interstate and its shareholders.

     On a related matter, FBS also said that it is bringing to the attention of the Securities & Exchange Commission (SEC), a press announcement Wells Fargo made on Friday, November 17 about its Hart Scott Rodino clearance. A spokesperson for FBS said, "Wells Fargo's statement appears to be an effort to create a false sense of momentum for its hostile takeover attempt of First Interstate." In its announcement,

                                                                 More...

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FBS - 2

Wells Fargo stated that it was free to purchase up to 5 percent of First Interstate common stock on the open market. FBS has been advised by counsel that the purchase of a single share of First Interstate stock by Wells Fargo, other than through the announced Wells exchange offer, would clearly violate the federal securities laws. FBS does not believe that Wells Fargo can expect to be in a position to purchase stock pursuant to its exchange offer for some months.

     First Bank System and First Interstate have entered into an Agreement and Plan of Merger, dated as of November 5, 1995, pursuant to which First Interstate will be merged with a wholly owned subsidiary of FBS. FBS is the holder of an option to purchase 19.9% of the outstanding shares of First Interstate common stock, which option is exercisable only under certain circumstances. In addition, FBS holds certain shares of First Interstate common stock in a fiduciary capacity.


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